EXHIBIT 14

                           BLACK WARRIOR WIRELINE CORP

                                 CODE OF ETHICS

INTRODUCTION

This Code of Ethics (the "Code") embodies the commitment of Black Warrior Wireline Corp, which currently has no subsidiaries, to promote honest and ethical conduct and to conduct our business in accordance with all applicable laws, rules and regulations and the highest ethical standards. All Senior Financial Officers (as hereinafter defined) are expected to adhere to the principles and procedures set forth in this Code. For purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, this Code shall be our code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (collectively, "Senior Financial Officers"). This Code is separate and apart from, and in addition to, any policies our company may have in effect, from time to time, relating to our employees, officers and Board of Directors.

This Code strives to deter wrongdoing and promote the following six objectives:

         o   Honest and ethical conduct;
         o   Avoidance of conflicts of interest;
         o   Full, fair, accurate, timely and transparent disclosure;
         o Compliance with applicable government and self regulatory organization laws, rules and regulations;
         o   Prompt internal reporting of Code violations; and
         o   Accountability for compliance with the Code.

A. CODE COMPLIANCE AND REPORTING

Our Senior Financial Officers should strive to identify and raise potential issues before they lead to problems, and should ask about the application of this Code whenever in doubt. Any Senior Financial Officer who becomes aware of any existing or potential violation of this Code should promptly notify each member of the Audit Committee of our Board of Directors (see Exhibit A attached hereto for contact information) (we refer to such contacts as the "Appropriate Ethics Contact"). Acting through our Board of Directors, we will take such disciplinary, redemptive or preventive action, as we deem appropriate to address any existing or potential violation of this Code brought to our attention.

Any questions relating to how these policies should be interpreted or applied should be addressed to the Appropriate Ethics Contact.
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B. PERSONAL CONFLICTS OF INTEREST

A "personal conflict of interest" occurs when an individual's private interest improperly interferes with the interests of the company. A conflict of interest exists where the interests or benefits of a person or entity conflict with the interests or benefits of our company. Personal conflicts of interest, whether actual or apparent, are prohibited as a matter of company policy, unless they have been approved or waived by the company. In particular, a Senior Financial Officer must never use or attempt to use his or her position at the company to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person, including loans or guarantees of obligations, from any person or entity.

Service to the company should never be subordinated to personal gain and advantage. Conflicts of interest, whether actual or apparent, should, to the extent possible, be avoided.

Any Senior Financial Officer who is aware of a material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should discuss the matter promptly with the Appropriate Ethics Contact.

Our company must report all material related party transactions under applicable accounting rules, Federal securities laws and Commission rules and regulations.

C. PUBLIC DISCLOSURE

It is company policy that the information in our public communications, including our filings made with the United States Securities and Exchange Commission, be full, fair, accurate, timely and understandable and shall be timely filed or communicated. Our Senior Financial Officers, who are involved in the company's disclosure process, are responsible for acting in furtherance of this policy. In particular, these individuals are required to maintain familiarity with the disclosure requirements applicable to the company and are prohibited from knowingly misrepresenting, omitting, or causing others to misrepresent or omit, material facts about the company to others, whether within or outside the company, including the company's independent auditors.

Acting on our behalf, our Senior Financial Officers are required to evaluate the effectiveness of the design and operation of our disclosure controls and procedures within 90 days of the filing date of each periodic report we file with the Commission, and, based on their evaluation, arrive at a conclusion whether these controls and procedures are effective and disclose whether there were any significant changes in our company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

Disclosure controls and procedures are our company's controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our company in the reports that we file or
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submit under the Exchange Act are accumulated and communicated to our company's management as appropriate to allow timely decisions regarding required disclosure.

D. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

It is company policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each Senior Financial Officer to adhere to the standards and restrictions imposed by those laws, rules and regulations. No Senior Financial Officer may interfere with or seek to improperly influence, directly or indirectly, the auditing of our financial results or records. If a Senior Financial Officer is not aware or familiar with the laws, rules or regulations that apply specifically to our business, they must request that the Appropriate Ethics Contact provide such information.

Generally, it is both illegal and against company policy for any Senior Financial Officer who is aware of material nonpublic information relating to the company or any other private or governmental issuer of securities to buy or sell any securities of those issuers, or recommend that another person buy, sell or hold the securities of those issuers. Any Senior Financial Officer who is uncertain about the legal rules involving his or her purchase or sale of any company securities or any securities in issuers with which he or she is familiar by virtue of his or her work for the company should consult with the Appropriate Ethics Contact before making any such purchase or sale.

E. AMENDMENT, MODIFICATION AND WAIVER

This Code may be amended or modified by our Board of Directors. Waivers of this Code may only be granted by the Board of Directors or a committee of the Board with specific delegated authority. Waivers will be disclosed as required by the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and any applicable rules relating to the maintenance of the listing of our securities on any stock exchange.
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                                    EXHIBIT A

                           APPROPRIATE ETHICS CONTACT

Audit Committee:

William L. Jenkins
Black Warrior Wireline Corp.
Post Office Drawer 9188
Columbus, MS 39705

Mr. James H. Harrison
St. James Capital Corp.
4299 San Felipe, Suite 120
Houston, Texas 77027

Mr. Charles E. Underbrink
Chairman
The St. James Companies
4299 San Felipe, Suite 120
Houston, TX 77027
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                                 ACKNOWLEDGEMENT


I certify that I have received and read and that I will abide by the Code of Ethics distributed to me on _________________, 200__.


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Signature                                        Date

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